Exhibit 10.1

MEDTOX SCIENTIFIC, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective January 1, 2004

Amended and Restated Effective January 1, 2008

Further Amended and Restated Effective January 1, 2010

Further Amended and Restated Effective October 29, 2010

MEDTOX SCIENTIFIC, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
PLAN DOCUMENT
(EFFECTIVE AS OF JANUARY 1, 2004;
AMENDED AND RESTATED AS OF JANUARY 1, 2008;
FURTHER AMENDED AND RESTATED AS OF JANUARY 1, 2010;
FURTHER AMENDED AND RESTATED AS OF OCTOBER 29, 2010)

THIS SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN ("Plan") is adopted by MEDTOX SCIENTIFIC, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Employer") effective as of January 1, 2004 and amended and restated as of January 1, 2008.  This Plan is further amended and restated as of January 1, 2010. This Plan is further amended and restated as of October  29, 2010:

WITNESSETH:

WHEREAS, the Employer wishes to provide compensation and incentives to certain selected executives; and

WHEREAS, the Employer’s 401(k) plan places limits on benefits provided to certain executives due to certain provisions of the Internal Revenue Code; and

WHEREAS, the Employer, in addition to providing other benefits, wishes to replicate the full benefits that certain executives could have received if they had participated under the Employer’s 401(k) plan;

WHEREAS, the Employer also wishes to permit certain executives to defer a portion of their base salary and short-term bonuses;

WHEREAS, the Employer also intends to comply with the requirements of Section 409A of the Internal Revenue Code;

NOW, THEREFORE, in consideration of the promises herein contained, it is hereby declared as follows:

ARTICLE I

Definitions

When used herein, the words and phrases defined hereinafter shall have the following meaning unless a different meaning is clearly required by the context.

1.01	"Account" shall mean the Account established pursuant to Section 3.06 of the Plan.

1.02	“Annual Supplemental Retirement Contribution Amount” shall mean the amount determined in accordance with Section 3.02 of the Plan.

1.03	“Annual 401(k) Restoration Amount” shall mean the amount determined in accordance with Section 3.03 of this Plan.

1.04
"Beneficiary" shall mean the person or persons last designated by a Participant, by written notice filed with the Committee, to receive a Plan Benefit upon his or her death.  In the event a Participant fails to designate a person or persons as provided above or if no Beneficiary so designated survives the Participant, then for all purposes of this Plan, the Beneficiary shall be the person(s) designated as the beneficiaries by the Participant under the MEDTOX 401(k) Plan, or, if none, the Participant's estate.

1.05
“Benefits” shall mean the value of the Participant’s Account as credited to the investment options selected by the Participant from among the investment options authorized by the Committee from time-to-time under the Plan as reflected in the records of the Participant’s Account as described in Sections 3.06 and 3.07 of the Plan.

1.06	“Board” shall mean the Board of Directors of MEDTOX Scientific, Inc.

1.07	“Cause” shall, solely in the context of the termination by the Employer of an executive’s employment for purposes of vesting under Section 3.08, mean termination upon:

(a)
the willful and continued failure by the executive to substantially perform the executive's duties with the Employer (other than any such failure resulting from executive's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the executive by the Board, which demand specifically identifies the manner in which the Employer believes that the executive has not substantially performed the executive's duties; or

(b)	the willful engaging by the executive in conduct, which is demonstrably and materially injurious to the Employer, monetarily or otherwise.

For purposes of this Section, no act, or failure to act, on the executive's part shall be deemed "willful" unless done, or omitted to be done, by the executive not in good faith and without reasonable belief that the executive's action or omission was in the best interest of the Employer.

1.08	“Committee” shall mean the Compensation Committee of the Board.

1.09	“Compensation” shall mean the sum of:

(a)	the Employee’s basic or regular rate of compensation for each payroll period during that portion of a Plan Year in which the Employee is a Participant in the Plan, plus

(b)	all overtime, lead time, sales commissions and shift differential income received during that portion of a Plan Year in which the Employee is a Participant in the Plan.

Unless otherwise specified, Compensation does not include Incentive Awards.

1.10	“Deferred Compensation Amount” shall mean the amount determined in accordance with Section 3.04 of this Plan.

1.11	“Deferred Short-Term Bonus Amount” shall mean the amount determined in accordance with Section 3.05 of this Plan.

1.12	“Effective Date” shall mean January 1, 2004, and the Effective Date of this Further Amended and Restated Plan is January 1, 2010.

1.13	“Employer” shall mean MEDTOX Scientific, Inc.

1.14
“Grantor Trust” shall mean a grantor trust, of the type commonly referred to as a “rabbi trust”, that is maintained in connection with an unfunded deferred compensation arrangement and is intended to avoid constructive receipt of income and the incurrence of an economic benefit solely on account of the adoption or maintenance of the trust.

1.15	“Incentive Award” shall mean an amount payable to an Employee as a short-term or long-term bonus, or other incentive pay not included in Section 1.08(a) or (b) of this Plan.

1.16	“MEDTOX 401(k) Plan” shall mean the MEDTOX Laboratories, Inc. 401(k) Plan, or any successor plan (or plans) thereto.

1.17	“Participant” shall mean an eligible Employee of the Employer who satisfies the eligibility requirements of Section 2.01 of the Plan.

1.18	“Plan” shall mean the MEDTOX Scientific, Inc. Supplemental Executive Retirement Plan, as amended from time to time.

1.19	“Plan Year” shall mean the calendar year.

1.20	“Retirement” shall, solely for purposes of vesting under Section 3.08, mean the attainment of age 60 after completing 5 years of service with the Employer or its affiliates.

ARTICLE II

Eligibility

2.01	Eligibility

Participation in the Plan is limited solely to officers and employees of the Employer who are designated by the Committee.  An officer shall become eligible as of the date specified by the Committee.

2.02	Enrollment

A.	Annual Supplemental Retirement Contribution Amount and Annual 401(k) Restoration Amount

An eligible Employee is automatically enrolled in the Annual Supplemental Retirement Contribution Amount and the Annual 401(k) Restoration Amount.  However, by December 31 prior to each applicable Plan Year, a Participant shall make an election regarding the timing of payments of such amounts (in accordance with Section 4.01), and the form of payment of such amounts (in accordance with Section 4.06).  If a timely election is not made, amounts with regard to a Plan Year shall be paid in the form of a lump sum payment at the Participant’s termination of employment (as provided in Section 4.02); provided, however, that an election made with respect to a previous Plan Year shall remain in effect until the Participant modifies or revokes his election.  Notwithstanding the foregoing, in the case of a Participant who becomes eligible under Section 2.01 prior to January 1, 2005, amounts with regard to the Plan Years ending December 31, 2004, and December 31, 2005, shall be paid as a lump sum on January 1, 2010.

B.	Deferred Compensation Amount

A Participant may enroll in the Plan for purposes of deferring Compensation by December 31, or such other date that is specified by the Committee (“enrollment date”), prior to the end of any calendar year, to be effective as of January 1, of the next succeeding calendar year, by using such enrollment process as established by the Committee for this purpose.  Such enrollment process shall provide for the election of the percentage of the Compensation that shall be deferred, the timing for payment of Compensation (in accordance with Section 4.01), and the form of payment of Compensation (in accordance with Section 4.06).

1.
Once a Participant has enrolled in the Plan for the purpose of deferring Compensation, the election made by the Participant shall remain in effect until the Participant modifies or revokes his election.  Any modification or revocation by the Participant must be made by the enrollment date of the calendar year preceding the effective date of such modification or revocation.

2.
In the case of the first Plan Year in which an Employee meets the eligibility requirements of Section 2.01 of the Plan, the Employee may make an election to begin participation within 30 days after the Employee becomes eligible to participate in the Plan.  Such election shall apply to services to be performed subsequent to the election.  Otherwise, an Employee who becomes eligible after an enrollment date will be required to wait until the next available enrollment date to participate in the Plan.

C.	Deferred Short-Term Bonus Amount

A Participant may enroll in the Plan for purposes of deferring a short-term bonus respect to a particular fiscal year of the Employer no later than 6 months before the end of the fiscal year of the Employer (if such short-term bonus constitutes “performance-based compensation” within the meaning of Section 409A(a)(4)(iii) of the Internal Revenue Code), by using such enrollment process as established by the Committee for this purpose.  If such short-term bonus does not constitute performance-based compensation, the election timing under the first sentence of Section 2.02B. shall apply.  Such enrollment process shall provide for the election of the percentage of the short-term bonus that shall be deferred, the timing for payment of the short-term bonus (in accordance with Section 4.01), and the form of payment of the short-term bonus (in accordance with Section 4.06).  A new election must be completed for each fiscal year for which a deferral of a short-term bonus is desired.

ARTICLE III

Benefits

3.01	Benefits

The maximum Benefits under this Plan to which a Participant shall be entitled shall be equal to the sum of:

(a)	the Participant’s Annual Supplemental Retirement Contribution Amount credited pursuant to Section 3.02;

(b)	the Participant’s Annual 401(k) Restoration Amount credited pursuant to Section 3.03;

(c)	the Participant’s Deferred Compensation Amount credited pursuant to Section 3.04;

(d)	the Participant’s Deferred Short-Term Bonus Amount credited pursuant to Section 3.05; and

(e)	earnings and losses credited to the Participant’s Account in accordance with Section 3.07.

3.02	Annual Supplemental Retirement Contribution Amount

The Annual Supplemental Retirement Contribution Amount to which a Participant shall be entitled for a Plan Year shall be a discretionary amount determined by the Committee.

3.03	Annual 401(k) Restoration Amount

The 401(k) Restoration Amount to which a Participant shall be entitled for a Plan Year shall be equal to (a) plus (b) plus (c), where

(a)	is an amount equal to the maximum contribution permitted to a 401(k) plan under Section 402(g)(1)(B) of the Internal Revenue Code for the taxable year ending with the Plan Year,

(b)	is an amount equal to the maximum catch-up contribution permitted to a 401(k) plan under Section 414(v)(2)(B)(i) of the Internal Revenue Code for the taxable year ending with the Plan Year, and

(c)	is (at the discretion of the Committee) an amount equal to 10% of the Participant's Compensation in excess of the limit on compensation under Section 401(a)(17) of the Internal Revenue Code.

For purposes of the preceding sentence, Compensation shall also include (i) taxable short-term bonuses with respect to the Plan Year, (ii) Deferred Compensation Amounts under this Plan with respect to the Plan Year, and (iii) Deferred Short-Term Bonus Amounts under this Plan with respect to the Plan Year.

3.04	Deferred Compensation Amounts

The Deferred Compensation Amount which shall be credited for a Plan Year shall be equal to the elected percentage of the Participant’s Compensation for the entire calendar year in which the Participant’s election applies.  Such Participant may elect any whole percentage of his Compensation between 0% and 50%.

3.05	Deferred Short-Term Bonus Amounts

The Deferred Short-Term Bonus Amount which shall be credited for a Plan Year shall equal the elected percentage of the short-term bonus with respect to the Employer’s fiscal year ending with the Plan Year.  Such Participant may elect any whole percentage of his short-term bonus between 0% and 100%.

3.06	Participant’s Account

The Employer shall create and maintain adequate records to reflect the interest of each Participant in the Plan.  Such records shall be in the form of individual Accounts.  When appropriate, a Participant's Account shall consist of separate calendar class year subaccounts with respect to each Plan Year for which an Annual Supplemental Retirement Contribution Amount, Annual 401(k) Restoration Amount, Deferred Compensation Amount or Deferred Short-Term Bonus Amount is credited under the Plan.  Such Accounts shall be kept for recordkeeping purposes only and shall reflect amounts allocated under Section 3.07, distributions under Article IV, and divestments under Section 6.07.  Any Accounts maintained in trust by the Employer shall not be construed as providing for assets to be held in trust or escrow or any other form of asset segregation for the Participant or Beneficiary to whom benefits are to be paid pursuant to the terms of the Plan.

3.07	Allocation to Participant Account

The Participant's Deferred Compensation Amount and Deferred Short-Term Bonus Amount shall be credited to the Participant's Account as of the pay date such amount would have been paid to such Participant absent a deferral under the Plan.  A corresponding contribution of such amount shall be made to a Grantor Trust under this Plan, as provided below, as soon as reasonably practicable (and no later than 30 days) after such amount is credited to the Participant’s Account.

The Participant's Annual Supplemental Retirement Contribution Amount  and Annual 401(k) Restoration Amount shall be credited to the Participant's Account as of the date granted by the Committee, but in no event later than April 1 after the close of the Plan Year.  A corresponding contribution of such amount shall be made to a Grantor Trust under this Plan, as provided below, no later than December 31 after the close of the Plan Year.

(a)           Cash Contribution to Grantor Trust

Except as provided in Section 3.07(b), contributions shall be made in cash to a Grantor Trust.  The Committee shall determine the earnings to be credited to a Participant’s Account each Plan Year.  Alternatively, if permitted by the Committee, each Participant may advise the Committee, in accordance with procedures established by the Committee, on how he wishes his Account to be allocated among the investment options authorized by the Committee and such Participant’s Account shall be credited with earnings and losses at such time and in such manner as determined in the sole discretion of the Committee and shall reflect the allocation of investments made there under.  The Participant may change his investment allocation in accordance with procedures established by the Committee.  Notwithstanding the foregoing, the Committee reserves the right to determine the Plan’s investment options and the specific process for making investments without regard to the advice received from Participants.

(b)           Stock Election

A Participant may advise the Committee that he wishes some or all of his Account to be allocated to Employer stock. The corresponding cash contribution (or designated portion of his Account held under the Grantor Trust holding amounts described in Section 3.07(a)) shall be applied to a purchase by the Employer of its stock in the open market or in private transactions, including, but not limited to, purchases by the Employer of its stock held by officers or directors of the Employer. The acquired stock shall be contributed (or transferred from the Grantor Trust holding amounts described in Section 3.07(a)) to a Grantor Trust (hereinafter “Trust B”) separate from the Grantor Trust holding amounts described in Section 3.07(a).  An election directing the Employer to acquire stock and contribute it to Trust B shall be made pursuant to procedures established by the Committee and shall be irrevocable.  The investment of amounts in Trust B shall be limited to Employer stock, and distributions therefrom shall be settled by delivery of a fixed number of shares of Employer stock.

3.08	Vested Percentage

Notwithstanding anything herein to the contrary, a Participant shall be 100% vested at all times in his Deferred Compensation Amount and his Deferred Short-Term Bonus Amount.

A Participant shall be vested in 1/12th of his Annual Supplemental Retirement Contribution Amount and Annual 401(k) Restoration Amount for Plan Years prior to January 1, 2008, for each full month the Participant is employed by the Employer during the calendar year that such amounts are contributed to a Grantor Trust under this Plan; provided, however, that forfeited amounts shall not be reallocated among Plan Participants, or be restored to the forfeiting Participant upon reemployment.

Effective on and after January 1, 2008, a Participant shall be vested in 1/36th of his Annual Supplemental Retirement Contribution Amount and Annual 401(k) Restoration Amount for a Plan Year for each full month the Participant is employed by the Employer during the calendar year that such amounts are contributed to a Grantor Trust under this Plan, and the two immediately succeeding calendar years following such calendar year; provided, however, that forfeited amounts shall not be reallocated among Plan Participants, or be restored to the forfeiting Participant upon reemployment.

Notwithstanding the foregoing, the Committee, in its sole discretion, may accelerate the vesting of the Annual Supplemental Retirement Contribution Amount and Annual 401(k) Restoration Amount with regard to one or more Plan Years.  In addition, a Participant shall be 100% vested immediately upon:

(a)           a Change in Control (as defined in Section 4.05); or

(b)	involuntary termination other than for Cause (as defined in Section 1.07); or

(c)           the Participant’s death; or

(d)           the Participant’s becoming disabled (as defined in Section 4.02).

Except as provided above, a Participant who terminates service (other than for Retirement as defined in Section 1.20) prior to becoming vested with regard to the Annual Supplemental Retirement Contribution Amount or Annual 401(k) Restoration Amount for a Plan Year or a Plan Year shall forfeit such Annual Supplemental Retirement Contribution Amount and Annual 401(k) Restoration Amount for a Plan Year.  Notwithstanding the preceding sentence, a Participant shall be 100% vested in his Annual Supplemental Retirement Contribution Amount and Annual 401(k) Restoration Amount immediately upon the Participant’s death.

ARTICLE IV

Distribution of Benefits

4.01	Benefit Commencement Date

Except as provided in Section 4.04 or Section 4.05, Benefits under the Plan will, as elected by the Participant, be paid on:

(a)	the Participant’s termination of employment (as provided in Section 4.02);
(b)	a date pre-selected by the Participant (as provided in Section 4.03), in accordance with the election made by the Participant pursuant to Section 2.02;
(c)	the earlier of (a) or (b); or
(d)	the later of (a) or (b) (as permitted by Section 409A of the Internal Revenue Code).

If an election is made to have Benefits commence on a date pre-selected by the Participant (as provided in Section 4.03), such election subsequently may be modified to defer payment until the Participant’s termination of employment (as provided in Section 4.02), provided such election modification is made by the Participant in writing at least 12 months prior to the pre-selected date, such election modification may not take effect for at least 12 months, and commencement of Benefits is deferred for at least 5 years.

4.02	Termination of Employment

Except as otherwise provided in Section 4.01 and 4.03 of this Article, Benefits shall be distributed upon Participant’s death, becoming disabled (as defined in Section 409A(a)(2)(C) of the Internal Revenue Code), or separating from service, subject to the requirements of Section 409A(a)(2)(A)(i) and (B)(i) of the Internal Revenue Code (requiring a 6-month delay in payments on separation from service to a Specified Employee).  For purposes of the preceding sentence, “Specified Employee” shall mean any Participant who is determined to be a “key employee” (as defined under Section 416(i) of the Internal Revenue Code without regard to paragraph (5) thereof) for the applicable period, as determined annually by the Committee in accordance with Treasury Regulation Section1.409A-1(i).  Payments on separation from service to a Specified Employee that are delayed for 6 months pursuant to this Section 4.02, shall be paid on the first day of the month following such 6-month period

4.03	Date Pre-Selected by the Participant

A Participant may elect to have payment of a Benefit for a particular Plan Year commence prior to termination of employment, provided that the commencement date is at least two full calendar years after the end of the calendar year to which such Benefits relate.

4.04	Unforeseeable Emergency

Subject to the requirements of Section 409A of the Internal Revenue Code, payment of part or all of the Benefits under this Plan may be made in a lump sum in the case of an unforeseeable emergency (as defined in Section 409A(a)(2)(B)(ii) of the Internal Revenue Code).

4.05	Change in Control

Payment of all the Benefits under this Plan shall be made in a lump sum upon a change of control as defined in Section 409A(a)(2)(A)(v) of Internal Revenue Code (or applicable guidance from the Internal Revenue Service), but only to the extent permitted thereunder.

4.06	Form of Payment

Benefits shall be distributed to a Participant in either a lump sum, or in annual installment payments of at least two (2) years, but not more than ten (10) years, in accordance with the election made by the Participant pursuant to Section 2.02; provided, however, that the Participant’s election under Section 2.02 as to the form of payment of Benefits subsequently may be modified to provide for another permissible form of payment, provided such payment modification is made by the Participant in writing at least 12 months prior to the Benefit payment date, such modification may not take effect for at least 12 months, and affected payments are deferred for at least 5 years.

If installment payments are elected, the first installment shall be made within 60 days after the event giving rise to the distribution and all subsequent installments shall be paid at the beginning of each subsequent calendar year as soon as is administratively feasible.  Annual installment payments shall be equal to the then remaining Account balance, divided by the number of years remaining in the installment period.  To the extent Benefits are not paid in installments, the Account balance will be paid in a lump sum within 60 days after the event giving rise to the distribution.

Subject to Section 409A of the Internal Revenue Code, benefits may be distributed in cash or in kind.

4.07	Beneficiary Entitlement

In the event a Participant dies before receiving all Benefits under the Plan, the unpaid balance will be paid in a lump sum to such Participant's Beneficiary as soon as is administratively feasible following the Participant's death.

ARTICLE V

Administration; Amendments and Termination; Rights Against the Employer

5.01	Administration

The Committee shall administer this Plan.  With respect to the Plan, the Committee shall have, and shall exercise and perform, all the powers, rights, authorities and duties of the administrator of the MEDTOX 401(k) Plan, as set forth in the MEDTOX 401(k) Plan, with the same effect as if set forth in full herein with respect to this Plan.  Except as expressly set forth herein, any determination or decision by the Committee shall be conclusive and binding on all persons who at any time have or claim to have any interest whatsoever under this Plan.

5.02	Amendment and Termination Prior to a Change in Control

The Committee, solely, and without the approval of any Participant or Beneficiary, shall have the right to amend this Plan at any time and from time-to-time.  Any such amendment shall become effective upon the date stated therein.  Notwithstanding the foregoing, no amendment shall adversely affect the rights of any Participant or Beneficiary who was previously receiving Benefits under this Plan to continue to receive such Benefits or of all other Participants and Beneficiaries to receive the Benefits promised under the Plan immediately prior to the later of the effective date or the date of adoption of the amendment.

The Employer has established this Plan with the bona fide intention and expectation that from year-to-year it will deem it advisable to continue it in effect.  However, circumstances not now foreseen or circumstances beyond the Employer's control may make it impossible or inadvisable to continue the Plan.  Therefore, the Committee, in its sole discretion, reserves the right to terminate the Plan in its entirety at any time; provided, however, that in such event any Participant or Beneficiary who was receiving benefits under this Plan as of the termination date, shall continue to receive such Benefits, and all other Participants and Beneficiaries shall remain entitled to receive the Benefits promised under the Plan immediately prior to the termination of the Plan.

5.03	Rights Against the Employer

The establishment of this Plan shall not be construed as giving to any Participant, Beneficiary, Employee or any person whomsoever, any legal, equitable or other rights against the Employer, or its officers, directors, agents or shareholders, except as specifically provided for herein, or its giving to any Participant any equity or other interest in the assets, business or shares of the Employer or giving any Employee the right to be retained in the employment of the Employer.  All terms relating to short-term bonus awards that do not involve the deferral of receipt of such awards shall be governed by the regular policies of the Employer relating to such awards, as the case may be.  All Employees and Participants shall be subject to discharge to the same extent that they would have been if this Plan had never been adopted.  Subject to the rights of the Employer to terminate this Plan or any benefit hereunder, the rights of a Participant hereunder shall be solely those of an unsecured creditor of the Employer.

ARTICLE VI

General and Miscellaneous

6.01	Spendthrift Clause

No right, title or interest of any kind in the Plan shall be transferable or assignable by any Participant or Beneficiary or any other person or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary.  Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or otherwise encumber or dispose of any interest in the Plan shall be void.

6.02	Restrictions on Transfer of Employer Stock

Shares of Employer stock acquired under this Plan may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or in a transaction which, in the opinion of counsel acceptable to the Employer, is exempt from registration under said Act.  All certificates evidencing shares deliver pursuant to the Plan shall bear an appropriate legend evidencing such transfer restriction.

6.03	Representations

The Committee may require that each Participant receiving shares under the Plan to represent and agree with the Employer in writing that such Participant is acquiring the shares for his or her own account for investment purposes only and without a view to the distribution thereof.  Delivery of such representations as may be requested by the Committee pursuant to this Section 6.03 shall be a condition precedent to the right of any Participant to receive shares awarded under the Plan.

6.04	Severability

In the event that any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

6.05	Construction of Plan

The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan.  Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

6.06	Gender

The personal pronoun of the masculine gender shall be understood to apply to women as well as men except where specific reference is made to one or the other.

6.07	Governing Law

THE VALIDITY AND EFFECT OF THIS PLAN AND THE RIGHTS AND OBLIGATIONS OF ALL PERSONS AFFECTED HEREBY SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF MINNESOTA, WITHOUT REGARD TO ITS OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

6.08	Unfunded Top Hat Plan

It is the Employer's intention that this Plan be a Top Hat Plan, defined as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, as provided in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended from time-to-time.  The Employer may establish and fund one or more trusts for the purpose of paying some or all of the benefits promised to Participants and Beneficiaries under the Plan; provided, however, that (i) any such trust(s) shall at all times be subject to the claims of the Employer's general creditors in the event of the insolvency or bankruptcy of the Employer, and (ii) notwithstanding the creation or funding of any such trust(s), the Employer shall remain primarily liable for any obligation hereunder.  Notwithstanding the establishment of any such trust(s), the Participants and Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of any such trust or of the Employer.

6.09	Divestment for Cause

Notwithstanding any other provisions of this Plan to the contrary, the right of any Participant, former Participant, or Beneficiary of either, to receive any Benefits, or to have paid to any other person any Benefits, or the right of any such other person to receive any Benefits under this Plan, shall be forfeited, if such Participant's employment with the Employer is terminated because of, or the Participant is discovered to have engaged in, fraud, embezzlement, dishonesty against the Employer, obtaining funds or property under false pretenses, assisting a competitor without permission, or interfering with the relationship of the Employer or any subsidiary or affiliate thereof with a customer.  A Participant's or Beneficiary's Benefits shall be forfeited for any of the above reasons regardless of whether such act is discovered prior to or subsequent to the Participant's termination from the Employer or the payment of Benefits under the Plan.  If payment has been made, such payment shall be restored to the Employer by the Participant or Beneficiary.

As evidence of its adoption of this Plan, the Employer has caused this amended Plan to be signed this 29th day of October, 2010.

MEDTOX SCIENTIFIC, INC.

                                                                                 By:          /s/ Richard J Braun
Richard J. Braun,
                                                                                           President and Chief Executive Officer

By:           /s/ Robert A Rudell
Robert A. Rudell,
Chairman, Compensation Committee